UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

Cherokee International Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50593	95-4745032
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2841 Dow Avenue, Tustin, California		92780
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 544-6665

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 24, 2008, Cherokee International Corporation, a Delaware corporation (“Cherokee”), and Lineage Power Holdings, Inc. (“Parent”), a portfolio company of The Gores Group, LLC, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Parent, Birdie Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Cherokee, pursuant to which Merger Sub will be merged with and into Cherokee, with Cherokee continuing after the merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).  Cherokee’s board of directors has unanimously approved the adoption of the Merger Agreement and the Merger and has recommended that Cherokee’s stockholders approve and adopt the Merger Agreement.

Pursuant to the Merger Agreement, upon consummation of the Merger:  (1) each issued and outstanding share of common stock of Cherokee (the “Shares”), other than Shares owned by Cherokee, Parent, Merger Sub or any wholly owned subsidiary of Cherokee, Parent or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $3.20 in cash, without interest; (2) each unexercised Cherokee stock option that is outstanding at the effective time of the Merger (whether or not then vested) will be cancelled and converted into the right to receive an amount in cash (subject to applicable withholding taxes) equal to (x) the excess, if any, of $3.20 per share over the per share exercise or purchase price of such outstanding Cherokee stock option, multiplied by (y) the number of shares of Cherokee common stock underlying such Cherokee stock option; and (3) shares of Cherokee common stock purchased under Cherokee’s Employee Stock Purchase Program will be cancelled and converted into the right to receive $3.20 per share.

Cherokee has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants: (1) to, during the interim period between the execution of the Merger Agreement and consummation of the Merger, carry on its business in the usual, regular and ordinary course in the same manner as previously conducted; (2) not to engage in certain kinds of transactions during such period; and (3) to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement.

Additionally, Cherokee has agreed not to (1) solicit, initiate or encourage proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into discussions concerning alternative business combination transactions.  However, Cherokee will be authorized to solicit, initiate or encourage takeover proposals with respect to Cherokee’s European operations.  In addition, the Merger Agreement may be terminated by Cherokee and Parent under certain circumstances, including by Cherokee if its board of directors determines in good faith that it has received an unsolicited bona fide “superior proposal,” as defined in the Merger Agreement, and otherwise complies with certain terms of the Merger Agreement.

In connection with such termination, Cherokee must pay a fee of $2,500,000.00 to Parent.  Cherokee may also be required to pay Parent a fee of $2,500,000.00 under other specified circumstances in connection with a termination of the Merger Agreement.

Consummation of the Merger is subject to the satisfaction or waiver (if applicable) of a number of conditions, including: (1) approval of Cherokee’s stockholders; (2) subject to certain exceptions, the absence of a material adverse effect with respect to Cherokee during the interim period between the execution of the Merger Agreement and consummation of the Merger; (3) expiration of the waiting period and approval under any applicable antitrust laws; and (4) no restraints of any governmental entity prohibiting the consummation of the merger.  In addition, each party’s obligation to consummate the Merger is subject to the accuracy of the representations and warranties of the other party, subject to a material adverse effect condition, and material compliance of the other party with its covenants.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

In connection with the Merger Agreement, certain stockholders of Cherokee with controlling voting power of over approximately 50% of the Shares have entered into a voting agreement with Parent, Merger Sub and Cherokee (the “Voting Agreement”) pursuant to which those stockholders have agreed to vote in favor of the transactions contemplated by the Merger Agreement and not to transfer their shares except under certain circumstances.  The Voting Agreement will terminate upon any termination of the Merger Agreement.

The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the Voting Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events

On September 25, 2008, Cherokee and Parent issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information Will be Filed with the SEC

Cherokee plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement will contain important information about Cherokee, the Merger and related matters.  Stockholders are urged to read the Proxy Statement carefully when it is available.

Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Cherokee through the website maintained by the SEC at www.sec.gov.

In addition, stockholders will be able to obtain free copies of the Proxy Statement from Cherokee by contacting Investor Relations, 2841 Dow Avenue, Tustin, California, 92780, telephone (714) 227-0391, or by going to the Cherokee’s Investor Relations page on its website at www.cherokeepwr.com.

Cherokee, Parent and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Cherokee with respect to the proposed transaction. Certain directors and executive officers of Cherokee may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, or rights to severance or retention payments in connection with the Merger. Additional information regarding Cherokee and the interests of its executive officers and directors in the acquisition will be contained in the proxy statement regarding the acquisition that will be filed by Cherokee with the SEC in connection with the proposed transaction.

Forward-Looking and Cautionary Statements

This report contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

The forward-looking statements in this report include, without limitation, expectations with respect to the proposed Merger.  Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the parties’ ability to consummate the transaction as expected; the possibility that one or more of the conditions to the consummation of the transaction may not be satisfied; the possibility that regulatory and/or shareholder approvals required for the transaction may not be obtained in a timely manner, if at all; the parties’ ability to meet expectations regarding the timing, completion, and other matters relating to the transaction; and any event that could give rise to the termination of the Merger Agreement.

Cherokee cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Cherokee or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

The following are filed as Exhibits to this Report:

Exhibit
No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated September 24, 2008, by and among Cherokee, Merger Sub and Parent.*

10.1

Voting Agreement, dated September 24, 2008, by and among GSCP (NJ), Inc., GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Partners CDO Fund, Limited, GSC Partners CDO Fund II, Limited, OCM Principal Opportunities Fund, L.P. and OCM/GFI Power Opportunities Fund, L.P., Cherokee, Parent and Merger Sub.

99.1	Joint press release issued by Cherokee and Parent on September 25, 2008.

* Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee International Corporation

	By:	/s/ Linster W. Fox
Linster (Lin) W. Fox
Chief Financial Officer
Dated: September 29, 2008